UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2004

VESTIN GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	000-24803	52-2102142

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8379 West Sunset Road
Las Vegas, Nevada	89113

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (702) 227-0965

(Former name or former address, if changed since last report.)

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
SIGNATURE

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

     Vestin Mortgage, Inc. (“Vestin Mortgage”) is a wholly-owned subsidiary of Vestin Group, Inc. (the “Company”). Vestin Mortgage serves as the manager of Vestin Fund II, LLC (“Vestin Fund II”) and several other funds which are the main funding sources for Vestin Mortgage’s commercial brokerage activities. During March 2004, Vestin Fund II foreclosed on two loans and took title to the related properties, which consist of two undeveloped parcels of land in Austin and Cedar Park, Texas. During September 2004, Vestin Mortgage estimated the current value of the properties to be $1,650,000 based on updated appraisals. In addition to the real estate securing these loans, the loans are guarantied by Sterling REIT Inc. and two individuals. On September 10, 2004, Vestin Mortgage agreed to acquire the rights to any future judgments related to the personal guarantees associated with the loans in exchange for $3,565,795 which is the is the estimated deficiency on the value of the properties. Of the $3,565,795, $2,565,795 was paid in cash and $1,000,000 was paid by means of a promissory note which matures in six months and which bears interest at a rate of 8% per annum, payable monthly. The Board of Directors of the Company has approved this transaction.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2004	Vestin Group, Inc., a Delaware corporation
	By:	/s/ Lance K. Bradford
Lance K. Bradford
Chief Financial Officer